EXHIBIT 23

TBPELS REGISTERED ENGINEERING FIRM F-1580

633 17TH STREET SUITE 1700          DENVER, COLORADO 80202                    TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 12, 2024, as Exhibit 23 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2023 and to any reference made to us on that form 10-K.

Very Truly Yours, /s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

Denver, Colorado

April 15, 2024